Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF MARYLAND, NORTHERN DIVISION

STAR SCIENTIFIC, INC., Plaintiff, v. R.J. REYNOLDS TOBACCO COMPANY, Defendant.	Civil Action No: MJG-CV-09-1411 JURY TRIAL DEMANDED

COMPLAINT

Plaintiff Star Scientific, Inc. (“Star Scientific”), for its complaint against Defendant R.J. Reynolds Tobacco Company (“RJR”), hereby alleges as follows:

Nature of the Case

1. This is an action for patent infringement. It alleges that RJR knowingly infringed patents licensed exclusively to Star Scientific. It is a follow-on action to Star Scientific, Inc. v. R.J. Reynolds Tobacco Company et al., Nos. MJG-01-CV-1504 and MJG-02-CV-2504 (D. Md.).

2. Because of RJR’s continuing unlawful conduct, Star Scientific has continued to be restricted in its ability to commercialize and/or license its breakthrough technology, and has suffered injury to its business and property. Star Scientific brings this case seeking redress under the patent laws of the United States for the harm caused by this infringing activity.

Jurisdiction and Venue

3. This is an action arising under the patent laws of the United States, Title 35 of the United States Code. This Court has original jurisdiction over this action pursuant to 28 U.S.C. §§ 1331 and 1338.

4. RJR transacts business in this judicial district, and a substantial part of the events or omissions giving rise to the claim occurred in this judicial district. Among other things, RJR has infringed the patents that are the subject of this lawsuit by inducing its contract farmers in the United States to cure tobacco using Star Scientific’s patented process, and by making and selling products containing tobacco cured with Star Scientific’s patented process to customers in the United States, including customers in this judicial district, either directly or through an established distribution chain of one or more intermediaries.

5. The United States District Court for the District of Maryland is the appropriate venue for this action, pursuant to 28 U.S.C. §§ 1391 and 1400(b), as Star Scientific has an office in this judicial district, a substantial part of the events giving rise to Star Scientific’s patent infringement claim occurred in this judicial district, and this Court is familiar with the subject matter of this lawsuit by virtue of the still-pending lawsuit.

Parties

6. Star Scientific is a Delaware corporation with an executive office in Bethesda, Maryland , and corporate, manufacturing, and related facilities in Virginia.

7. Star Scientific is the exclusive licensee of United States Patent Nos. 6,202,649 (“the ‘649 Patent”) and 6,425,401 (“the ‘401 Patent”), which issued, respectively, on March 20, 2001 and July 30, 2002, to Jonnie R. Williams, as inventor, and Regent Court Technologies, as assignee. Regent Court Technologies (the owner of the ‘649 and ‘401 Patents) has granted to Star Scientific an exclusive license to all substantial rights in the ‘649 and ‘401 Patents, including the right to bring legal action to enforce the patents. The ‘401 Patent is a continuation of the application that matured into the ‘649 Patent. Copies of the ‘649 Patent and the ‘401 Patent are attached as Exhibits A and B, respectively.

8. R.J. Reynolds Tobacco Company is a North Carolina corporation with a principal place of business at 401 North Main Street, Winston-Salem, North Carolina, 27102. RJR’s primary businesses include the manufacture, distribution, and sale of tobacco products, including cigarettes, throughout the United States.

9. RJR regularly conducts business in this judicial district.

General Allegations

10. On May 23, 2001, Star Scientific filed Civil Action 01-CV-1504 in the United States District Court for the Southern District of Maryland, alleging direct infringement by RJR under 35 U.S.C. § 271(g), inducement of infringement under 35 U.S.C. § 271(b), and contributory infringement under 35 U.S.C. § 271(c). Star Scientific’s complaint also alleged that RJR’s acts of direct infringement, inducement of infringement, and contributory infringement were willful.

11. In response to Plaintiff’s complaint, RJR filed counterclaims alleging that the ‘649 Patent was not infringed, that the ‘649 Patent was unenforceable because of inequitable conduct during prosecution of the patent, and alleging that the ‘649 Patent was invalid.

12. Following the issue of the ‘401 Patent in July of 2002, Plaintiffs filed a second Civil Action, 02-CV-2504 on July 30, 2002 alleging infringement of the ‘401 Patent. Star Scientific subsequently filed a Consolidated Supplemented Complaint, seeking damages and injunctive relief arising out of RJR’s infringement during the years 2001 and 2002. This action proceeded through discovery and motions for summary judgment, including denial of RJR’s motions for summary judgment on inequitable conduct and definiteness.

13. In 2004, the cases were reassigned to the Honorable Marvin J. Garbis. The Court conducted a bench trial on RJR’s inequitable conduct defense, with the trial concluding on February 8, 2005. On January 19, 2007, Judge Garbis granted summary judgment to RJR, holding the patents invalid for indefiniteness. And on June 26, 2007, the District Court ruled that the patents were unenforceable on the basis of inequitable conduct, and entered final judgment dismissing all of Star Scientific’s claims with prejudice.

14. Following the entry of final judgment, Star Scientific timely appealed to the United States Court of Appeals for the Federal Circuit, appealing the District Court’s holdings of invalidity for indefiniteness and unenforceability on the basis of inequitable conduct. On August 28, 2008, the Federal Circuit issued a decision reversing the District Court’s holdings of invalidity for indefiniteness, and unenforceability on the basis of inequitable conduct, and remanding for further proceedings on infringement and validity.

15. After remand, the District Court ordered the trial for the consolidated Civil Action to be bifurcated into two phases. A jury trial for the first phase, concerning Star Scientific’s claims for direct infringement and RJR’s affirmative defenses, began on May 18, 2009. A second phase is to include Star Scientific’s claims for willful infringement and inducement, and for damages.

COUNT I

Patent Infringement Under 35 U.S.C. § 271(g)

16. Star Scientific incorporates by reference each of the allegations in the above paragraphs as if they were fully set forth herein.

17. RJR has willfully infringed the ‘649 and ‘401 Patents under 35 U.S.C. § 271(g) by using, offering to sell, and selling tobacco that is cured according to the patented process in the United States during the period beginning at the start of curing in the year 2003, and continuing to the present.

18. RJR has caused and will continue to cause substantial damage to Star Scientific by virtue of its infringement of the ‘649 and ‘401 Patents unless and until RJR is enjoined by this Court from continuing such infringement. The damage caused by such infringement is irreparable, and cannot be adequately compensated for in money damages.

19. By reason of the foregoing acts, Star Scientific is entitled to injunctive relief against RJR to restrain it and its officers, employees, agents, and all others in active concert with any of them, from any further acts of infringement of the ‘649 and ‘401 Patents, and to damages sufficient to compensate Star Scientific for RJR’s infringement.

COUNT II

Patent Infringement Under 35 U.S.C. § 271(b)

20. Star Scientific incorporates by reference each of the allegations in the above paragraphs as if they were fully set forth herein.

21. RJR has been and is continuing willfully to induce infringement of the ‘649 and ‘401 Patents by tobacco growers and others under 35 U.S.C. § 271(b) during the period beginning at the start of curing in the year 2003 and continuing to the present.

22. RJR has caused and will continue to cause substantial damage to Star Scientific by virtue of this infringement of the ‘649 and ‘401 Patents. Star Scientific will suffer further damage and injury unless and until RJR is enjoined by this Court from continuing to induce such infringement. The damage caused by such infringement is irreparable, and cannot be adequately compensated for in money damages.

23. By reason of the foregoing acts, Star Scientific is entitled to injunctive relief against RJR to restrain it and its officers, employees, agents, and all others in active concert with them, from any further acts of infringement of the ‘649 and ‘401 Patents, and to damages sufficient to compensate Star Scientific for RJR’s infringement.

PRAYER FOR RELIEF

WHEREFORE, Star Scientific respectfully requests that Judgment be entered for Star Scientific, and that Star Scientific be granted the following relief:

(i) Entry of a preliminary and permanent injunction restraining RJR and its officers, agents, servants, attorneys, and all persons in active concert or participation with RJR, from further acts of infringement and inducement of infringement of the ‘649 Patent, the ‘401 Patent, or both;

(ii) An award of damages sufficient to compensate Star Scientific for infringement and inducement of infringement by RJR of the ‘649 Patent, the ‘401 Patent, or both, pursuant to 35 U.S.C. § 284;

(iii) An award of enhanced damages on account that RJR’s infringement or inducement of infringement was willful;

(iv) An award of prejudgment interest, pursuant to 35 U.S.C. § 284, for each act of infringement or inducement of infringement of the ‘649 Patent, the ‘401 Patent, or both, until the day a damages judgment is entered herein, and a further award of post-judgment interest, pursuant to 28 U.S.C. § 1961, continuing thereafter until such judgment is paid;

(v) An award of reasonable attorney fees, pursuant to 35 U.S.C. § 285; and

(vi) All other damages for patent infringement and inducement of infringement, and all other relief allowable under the patent laws.

JURY TRIAL DEMAND

Star Scientific hereby demands a trial by jury on all issues triable to a jury.

Dated: May 29, 2009	Respectfully submitted,

/s/ Richard McMillan, Jr.

Richard McMillan, Jr., No. 04955

Mark M. Supko

CROWELL & MORING, LLP

1001 Pennsylvania Avenue, N.W.

Washington, D.C. 20004

Telephone: (202) 624-2500

Facsimile: (202) 628-5116

Andrew Jay Graham, No. 00080

KRAMON & GRAHAM PA

One South Street, Suite 2600

Baltimore, Maryland 21202-3201

Telephone: (410) 752-6030

Facsimile: (410) 539-1269

Attorneys for Plaintiff Star Scientific, Inc.